AGREEMENT AND PLAN OF MERGER



                       dated as of March 5, 1997



                                 among



                    GLOBEX MINING ENTERPRISES INC.,

                        GME MERGER CORPORATION,

                                  and

                       GOLD CAPITAL CORPORATION

                           TABLE OF CONTENTS
                                                                 Page
                                                                 ----

AGREEMENT AND PLAN OF MERGER..................................   1

ARTICLE 1

     THE MERGER................................................. 1
     1.1  The Merger...........................................  1
     1.2  Effect of the Merger.................................  2
     1.3  Consummation of the Merger...........................  2
     1.4  Certificate of Incorporation; By-laws; Directors and
          Officers.............................................  2
     1.5  Conversion of Merger Sub Common Stock................  2
     1.6  Conversion of Company Common Stock...................  3
     1.7  Shares of Dissenting Stockholders....................  3
     1.8  Exchange of Certificates.............................  4
     1.9  Company Stock Option Plan............................  5
     1.10 Taking of Necessary Action; Further Action...........  5

ARTICLE 2

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............. 6
     2.1  Organization.........................................  6
     2.2  Capital Stock of the Company.........................  6
     2.3  Authority Relative to this Agreement;
          Noncontravention.....................................  7
     2.4  SEC Reports and Financial Statements.................  8
     2.5  Certain Changes......................................  9
     2.6  Litigation...........................................  9
     2.7  Disclosure in Registration Statement and
          Proxy Statement......................................  10
     2.8  Broker's or Finder's Fees............................  10
     2.9  Board Recommendation; Company Action; Requisite Vote
          of the Company's Stockholders........................  10
     2.10 Subsidiaries.........................................  10
     2.11 Absence of Changes in Benefit Plans..................  10
     2.12 State Takeover Statutes..............................  11
     2.13 Compliance with Laws.................................  11
     2.14 Environmental Matters................................  11
     2.15 Permits and Licenses.................................  13
     2.16 Contracts; Debt Instruments..........................  13
     2.17 Title to Properties..................................  15
     2.18 Leases and Royalties.................................  17
     2.19 Partnerships and Joint Ventures......................  17
     2.20 Ore Reserve Information..............................  18
     2.21 Intellectual Property................................  18
     2.22 Labor Matters........................................  18
     2.23 Insurance............................................  18
     2.24 Noncompetition.......................................  19
     2.25 California Law Inapplicable..........................  19
     2.26 Taxes................................................  19
     2.27 ERISA................................................  22
     2.28 True Statements......................................  24

ARTICLE 3

     REPRESENTATIONS AND WARRANTIESPARENT AND MERGER SUB........ 25
     3.1  Organization.........................................  25
     3.2  Authority Relative to this Agreement;
          Noncontravention.....................................  25
     3.3  Litigation...........................................  26
     3.4  Reporting Issuer.....................................  26
     3.5  Disclosure in Registration Statement and Proxy
          Statement............................................  27
     3.6  Parent and Merger Sub Due Diligence..................  27
     3.7  True Statements......................................  27

ARTICLE 4

     CONDUCT OF BUSINESS PENDING THE MERGER..................... 28
     4.1  Conduct of Business by the Company Pending
          the Merger...........................................  28
     4.2  Funding for the Tonkin Springs Project...............  31

ARTICLE 5

     ADDITIONAL AGREEMENTS...................................... 32
     5.1  Registration Statement; Proxy Statement..............  32
     5.2  Other Filings........................................  33
     5.3  Options..............................................  33
     5.4  Consents and Approvals...............................  33
     5.5  Public Statements....................................  34
     5.6  Reasonable Best Efforts..............................  34
     5.7  Notification of Certain Matters......................  35
     5.8  Access to Information; Confidentiality...............  35
     5.9  No Solicitation......................................  36
     5.10 Stockholder Litigation...............................  37
     5.11 Company Expenses.....................................  37
     5.12 Financial Statements.................................  37
     5.13 Fairness Opinion.....................................  38

ARTICLE 6

     CONDITIONS................................................. 38
     6.1  Conditions to the Obligation of the Company..........  38
     6.2  Conditions to the Obligations of Parent and
          Merger Sub...........................................  39

ARTICLE 7

     TERMINATION, AMENDMENT AND WAIVER.......................... 43
     7.1  Termination..........................................  43
     7.2  Effect of Termination................................  44
     7.3  Fees and Expenses....................................  44
     7.4  Amendment............................................  45
     7.5  Waiver...............................................  45

ARTICLE 8

     GENERAL PROVISIONS......................................... 46
     8.1  Notices..............................................  46
     8.2  Representations and Warranties.......................  47
     8.3  Closing..............................................  47
     8.4  Time of Essence......................................  47
     8.5  GOVERNING LAW........................................  47
     8.6  Counterparts; Facsimile Transmission of Signatures...  47
     8.7  Assignment...........................................  48
     8.8  Severability.........................................  48
     8.9  Entire Agreement.....................................  48
     8.10 Definitions..........................................  48
     8.11 Interpretation.......................................  48
     8.12 Enforcement..........................................  49
     8.13 Waiver of Jury Trial.................................  49

AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE....................  50

                     AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 5, 1997 is among Globex Mining Enterprises Inc., a Quebec corporation ("Parent"), GME Merger Corporation, a Colorado corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Gold Capital Corporation, a Colorado corporation (the "Company").

     WHEREAS, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") are presently held by Parent;

     WHEREAS, the respective boards of directors of Parent and Merger Sub, deeming it advisable for the respective benefit of Parent, Merger Sub, the Company and their respective stockholders, have unanimously approved the merger of the Company and Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the board of directors of the Company (the "Board of Directors") has unanimously approved the Merger (as defined herein) and, subject to receipt of a satisfactory fairness opinion, resolved to recommend the approval of the Merger by the stockholders of the Company;

     WHEREAS, Parent has acquired an option to purchase the 2,287,547 shares of common stock, par value $0.0001 per share, of the Company ("Company Common Stock") owned by U.S. Gold Corporation, a Colorado corporation ("U.S. Gold") in exchange for 632,094 shares of common stock of Parent ("Parent Common Stock") and has acquired an irrevocable proxy to vote all of the shares of Company Common Stock owned by U.S. Gold in favor of the Merger; and

     WHEREAS, Parent has made a conditional offer to Royalstar
Resources, Ltd., a Canadian corporation ("Royalstar") to purchase the 4,419,110 shares of Company Common Stock owned by Royalstar at a price of $0.80 per share, and such offer was accepted by Royalstar.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company, intending to be legally bound, hereby agree as follows:


                               ARTICLE 1

                              THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in
          ----------
Section 1.3 hereof), in accordance with this Agreement and the
-----------
Colorado Business Corporation Act ("Colorado Law"), Merger Sub will be merged with the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Notwithstanding the foregoing, Parent may elect, with the approval of the Company which shall not be unreasonably withheld, at any time prior to the Merger, instead of merging Merger Sub into the Company as provided above, to merge the Company with Merger Sub. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Merger Sub shall be the Surviving Corporation. At the election of Parent, with the approval of the Company which shall not be unreasonably withheld, any direct or indirect wholly-owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     1.2  Effect of the Merger.  The Merger shall have the effects set
          --------------------
forth in Section 7-111-106 of Colorado Law.

     1.3  Consummation of the Merger.  As soon as is practicable after
          --------------------------
the satisfaction or waiver of the conditions set forth in Article 6
                                                          ---------
hereof, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Colorado articles of merger in such form as required by, and executed in accordance with, the relevant provisions of Colorado Law and shall make all other filings or recordings required under Colorado Law. The Merger shall become effective at such time as the articles of merger are duly filed with the Colorado Secretary of State, or at such other time as Merger Sub and the Company shall agree should be specified in the articles of merger (the time the Merger becomes effective being referred to herein as the "Effective Time" and the date of such effectiveness being referred to herein as the "Effective Date").

     1.4  Certificate of Incorporation; By-laws; Directors and
          ----------------------------------------------------
Officers.  The certificate of incorporation and by-laws of Merger Sub
--------
as in effect immediately prior to the Effective Time shall become the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended as provided therein and under Colorado Law. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws and Colorado Law. The officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws and Colorado Law.

     1.5  Conversion of Merger Sub Common Stock.  At the Effective
          -------------------------------------
Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of Merger Sub Common Stock, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value
$0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represents a number of outstanding shares of Merger Sub Common Stock shall, from and after the Effective Time, be deemed for all purposes to represent the same number of shares of Surviving Corporation Common Stock.

     1.6  Conversion of Company Common Stock.  At the Effective Time,
          ----------------------------------
by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of Company Common Stock (i) shares of Company Common Stock which are owned by Parent or by a direct or indirect subsidiary of the Company or of Parent or shares of Company Common Stock held in the Company's treasury at the Effective Time shall be cancelled, (ii) each share of Company Common Stock issued and outstanding and not owned by Parent at the Effective Time shall be converted into and exchanged for the right to receive that number of shares of Parent Common Stock derived by dividing (a) 1,285,067 by (b) the total number of all shares of Company Common Stock issued and outstanding and not owned by Parent as of the Effective Time (the "Merger Consideration"), which shall be distributed promptly upon the surrender of the certificate representing such share, in accordance with Section 1.8(c), and
                                            --------------
(iii) all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. The shares of Parent Common Stock constituting the Merger Consideration shall be registered with the U.S. Securities and Exchange Commission ("SEC") and applicable state blue sky authorities and shall be listed on The Montreal Exchange and the Toronto Stock Exchange. By way of example only, if the total number of issued and outstanding shares of Company Common Stock, not owned by Parent, as of the Effective Time is 4,654,543 as represented by the Company in
Section 2.2, then each share of Company Common Stock would be
-----------
converted into the right to receive approximately 0.276 shares of Parent Common Stock. In no event shall Parent issue more than 1,285,067 shares of Parent Common Stock as the total Merger Consideration. Prior to or substantially contemporaneous with the Merger, Parent intends to purchase 4,419,110 shares of Company Common Stock from Royalstar.

     1.7  Shares of Dissenting Stockholders.  Notwithstanding anything
          ---------------------------------
in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person who objects to the Merger and complies with all the provisions of Colorado Law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Stockholder") shall not be converted as described in Section 1.6 but shall become, at the
                                 -----------
Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Colorado Law; provided, however, that the shares of Company Common Stock outstanding
--------  -------
immediately prior to the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to Colorado Law, shall be deemed to be converted as of the Effective Time, into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     1.8  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Parent
               --------------
shall select a transfer agent, bank or trust company to act as exchange agent (the "Exchange Agent") for the distribution of the Merger Consideration upon surrender of certificates representing Company Common Stock.

          (b)  Parent To Provide Merger Consideration.  Parent will
               --------------------------------------
provide to the Exchange Agent, prior to the Effective Time of the
Merger, Parent Common Stock necessary to exchange for the shares of Company Common Stock pursuant to Section 1.6.
                                 -----------


          (c)  Exchange Procedure.  As soon as reasonably practicable
               ------------------
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a
                                                -----------
letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.6,
                                                       -----------
and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be distributed to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 1.8, each Certificate shall be deemed at any time after the
-----------
Effective Time to represent only the right to receive upon such surrender the number of shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.6.
                                                  -----------

          (d)  Fractional Shares.  No fractional shares of Parent
               -----------------
Common Stock shall be issued as Merger Consideration hereunder to any holder of a Certificate. Any fractional share to which such holder would otherwise be entitled shall be rounded up or down to the nearest whole share. Such a holder shall not be entitled to dividends or any other rights in respect of any such fraction.

          (e)  No Further Ownership Rights in Company Common Stock.
               ---------------------------------------------------
All Merger Consideration distributed upon the surrender of Certificates in accordance with the terms of this Article 1 shall be
                                                  ---------
deemed to have been distributed in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 1.
                 ---------

          (f)  No Liability.  None of Parent, Merger Sub, the Company
               ------------
or the Exchange Agent shall be liable to any person in respect of any Merger Consideration (or appropriate substitute consideration) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Article 1 would otherwise escheat to or become the
                 ---------
property of any Governmental Entity), the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g)  Withholding Tax.  The right of any stockholder to
               ---------------
receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.

     1.9  Company Stock Option Plan.  Parent and the Company shall
          -------------------------
take all actions necessary to provide that, at the Effective Time, each outstanding option to purchase shares of Company Common Stock granted under the Company's 1994 Non-Qualified Stock Option and Stock Grant Plan (the "Option Plan") shall be cancelled and the Company shall use its reasonable best efforts to obtain any necessary consents from the holders of such options.

     1.10 Taking of Necessary Action; Further Action.  Each of Parent,
          ------------------------------------------
Merger Sub and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under Colorado Law as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either the Company or Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

                               ARTICLE 2

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     2.1  Organization.  The Company is a participant in the Tonkin
          ------------
Springs Project Joint Venture (the "Venture") between the Company and Tonkin Springs Venture Limited Partnership ("TSVLP"), pursuant to that certain Mining Venture Agreement, dated December 31, 1993, (the "Mining Venture Agreement") pertaining to the Tonkin Springs Project, consisting of unpatented mining claims, unpatented millsites leases, improvements, permits, water rights, mines, fixtures, and equipment, all located in Eureka County, Nevada (the "Project"). Each of the Company and each corporation, partnership, joint venture, and other similar interests in which the Company holds more than a 5% ownership interest, including, but not limited to, the Venture (collectively the "Company Subsidiaries") is, to the extent required by law, a corporation or organization duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the power to own its property and to carry on its business as now being conducted. Each of the Company and the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not result in a Company Material Adverse Effect. For the purposes of this Agreement, a "Company Material Adverse Effect" shall mean any result or consequence that individually or in the aggregate would require an expenditure exceeding $15,000 or otherwise have a material adverse effect on the prospects, condition (financial or otherwise), business, operations, or assets of the Company and the Company Subsidiaries, taken as a whole. The Company has delivered to Parent complete and correct copies of the Company's articles of incorporation ("Articles of Incorporation") and by-laws ("By-laws") and the articles of incorporation and by-laws of the Company Subsidiaries, in each case as amended to the date of this Agreement.

     2.2  Capital Stock of the Company.  The authorized capital stock
          ----------------------------
of the Company consists of 25,000,000 shares of Company Common Stock, of which 9,073,653 are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. In addition, 2,500,000 shares of Company Common Stock were reserved for issuance pursuant to the Option Plan and, as of the date of this Agreement, 75,000 shares of Company Common Stock had been issued pursuant to the exercise of options under the Option Plan. As of the date of this Agreement, there are no outstanding options, warrants, or other agreements to acquire any shares of Company Common Stock, except as disclosed in Section 2.2 of
                                                       -----------
that certain letter of even date herewith from the Company to Parent (the "Company Disclosure Letter"). Except as set forth above, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Excluding the number of shares of Company Common Stock currently owned by Royalstar (4,419,110), there are and will be 4,654,543 shares of Company Common Stock issued and outstanding as of the date of this Agreement and as of Effective Time. There are no outstanding stock appreciation rights. The Company has not issued any bonds, debentures, notes or other indebtedness of the Company that, by the terms thereof, grant the holder thereof (other than Parent), the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no shares of Company Common Stock held in the treasury of the Company. The issued and outstanding shares of Company Common Stock have been and are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as disclosed in the Filed SEC Documents (as defined below), the Company has not, subsequent to December 31, 1995, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. The Company has not heretofore agreed to take any such action, will not take any such action during the period between the date of this Agreement and the Effective Time of the Merger, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

     2.3  Authority Relative to this Agreement; Noncontravention.
          ------------------------------------------------------

          (a) The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated herein have been duly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except for the approval of the Company's stockholders as contemplated in Section 5.1.
                                                          -----------
None of the Company's Articles of Incorporation, By-laws, or any agreement or other document to which the Company is a party or is subject requires approval of the Merger by the holders of more than a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of the Certificate or Articles of Incorporation or By-laws of the Company or of any of the Company Subsidiaries, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiaries under, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets, may be bound or any permit, concession, franchise or license applicable to any of them or their properties or assets or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, conflict
                                        --------------
with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets.

          (c) Except for compliance with the provisions of Colorado Law, Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "'34 Act"), the Securities Act of 1933, as amended (the "'33 Act"), the rules and regulations of the SEC and the "blue sky" laws of various states and foreign laws and the filing of a notice pursuant to Section 721 of the Defense Production Act of 1950 (the "Exon-Florio Amendment"), no action by any governmental authority is necessary for the Company's execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          (d)  Except as set forth in Section 2.3(d) of the Company
                                      --------------
Disclosure Letter, no consents, approvals, orders, registrations, declarations, filings or authorizations are required for or in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated on its part hereby.

     2.4  SEC Reports and Financial Statements.
          ------------------------------------

          (a) Since January 1, 1994, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (the "Company SEC Reports") required to be filed by the Company with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the applicable requirements of the '33 Act, the '34 Act and the rules and regulations promulgated thereunder (the "Rules and Regulations") applicable to such Company SEC Reports, and, as of their respective dates, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement (a "Filed SEC Document"), none of the Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents or in Section 2.4 of the
                                              -----------
Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any liabilities, debts or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the '34 Act.

          (b) The financial statements and records of Venture pertaining to the Project fairly and accurately present the financial position of Venture and the Project as of the dates thereof and the results of operations for the periods then ended. Except as set forth in the financial statements listed in Section 2.4 of the Company
                                      -----------
Disclosure Letter and delivered to Parent, Venture has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent or otherwise).

     2.5  Certain Changes.  Except as disclosed in the Filed SEC
          ---------------
Documents or in Section 2.5 of the Company Disclosure Letter, since
                -----------
the date of the most recent audited financial statements included in the Filed SEC Documents, each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and (i) there has not been any Company Material Adverse Effect,
(ii) the Company has not become a party to any agreement or amendment to an existing agreement which would be required to be filed by the Company as an exhibit to any filing made, or required to be made, under the '34 Act, (iii) there has not been any change by the Company or the Company Subsidiaries in accounting principles or methods except insofar as may be required by GAAP and (iv) there has not been (A) any granting by the Company or any of the Company Subsidiaries to any executive officer of the Company or any of the Company Subsidiaries of any increase in compensation, (B) any granting by the Company or any of the Company Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (C) any entry by the Company or any of the Company Subsidiaries into any employment, severance or termination with any such executive officer, (D) any acceleration of the vesting or exercise of any Employee Option, or (E) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock.

     2.6  Litigation.  Except as disclosed in the Filed SEC Documents
          ----------
or in Section 2.6 of the Company Disclosure Letter, there is no suit,
      -----------
action or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened, to which the Company or any of the Company Subsidiaries is a party or by which any of them is or would be affected (and the Company is not aware of any basis for any such action, suit or proceeding that has a reasonable likelihood of being brought) which, considered individually or in the aggregate, if determined adversely to the Company, is reasonably likely to
(i) have a Company Material

Adverse Effect, (ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     2.7  Disclosure in Registration Statement and Proxy Statement.
          --------------------------------------------------------
The Registration Statement and Proxy Statement (as defined below in
Section 5.1) required for the consummation of the Merger will comply
-----------
in all material respects with the '34 Act and the Rules and Regulations. Notwithstanding the foregoing, no representation or warranty is made with respect to any information with respect to Parent, Merger Sub or their respective officers, directors or affiliates provided to the Company by Parent or Merger Sub in writing for inclusion in the Registration Statement and Proxy Statement or the supplements or amendments thereto.

     2.8  Broker's or Finder's Fees.  No agent, broker, person or firm
          -------------------------
acting on behalf of the Company or under its authority is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein. The estimated fees and expenses for financial and legal advisors incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement are set forth in Section 2.8 of the Company Disclosure Letter.
             -----------

     2.9  Board Recommendation; Company Action; Requisite Vote of the
          -----------------------------------------------------------
Company's Stockholders.  The Board of Directors has, subject to its
----------------------
continuing duties to the stockholders of the Company and by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on March 4, 1997, approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby, and, upon receipt of a satisfactory fairness opinion, will recommend that the stockholders of the Company approve and adopt this Agreement and the Merger.

     2.10 Subsidiaries.  Section 2.10 of the Company Disclosure Letter
          ------------   ------------
lists each Company Subsidiary. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another such Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in
Section 2.10 of the Company Disclosure Letter, the Company does not
------------
own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     2.11 Absence of Changes in Benefit Plans.  Except as disclosed in
          -----------------------------------
the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any Benefit Plan (as hereinafter defined). Except as disclosed in the Filed SEC Documents or Section
                                                             -------
2.11 of the Company Disclosure Letter and except for obligations
----
existing as a matter of law, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of the Company Subsidiaries and any current or former employee, officer or director of the Company or any of the Company Subsidiaries. Except for Employee Options granted under the Option Plan, none of the Benefit Plans provide benefits to any advisor or consultant to the Company or any of the Company Subsidiaries who is not a current or former employee, officer or director of the Company or any of the Company Subsidiaries.

     2.12 State Takeover Statutes.  The Board of Directors has
          -----------------------
approved the Merger and this Agreement, in accordance with all applicable provisions of Colorado Law to the Merger, this Agreement and the transactions contemplated by this Agreement and any additional acquisitions of Company Common Stock or other transactions involving the Company and Parent or Merger Sub. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

     2.13 Compliance with Laws.  Except as set forth in Section 2.13
          --------------------                          ------------
of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in
Section 2.13 of the Company Disclosure Letter, none of the Company and
------------
the Company Subsidiaries has received any written communication during the past two years from a Governmental Entity that alleges that any of them is not in compliance in any material respect with any applicable law. Except as set forth in Section 2.13 of the Company Disclosure
                             ------------
Letter, the Company and the Company Subsidiaries are not required to make, and the Company has no reasonable expectation that any of the Company or the Company Subsidiaries will be required to make, any expenditures to achieve or maintain compliance with applicable law.

     2.14 Environmental Matters.
          ---------------------

          (a)  Except as disclosed in Section 2.14(a) of the Company
                                      ---------------
Disclosure Letter, neither the Company nor any of the Company Subsidiaries has (x) placed or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any of the Company Subsidiaries' properties or any other properties presently or formerly owned or operated by the Company or any of the Company Subsidiaries including, without limitation, the Project (hereinafter, the "Properties"), in violation of any applicable Environmental Laws (as defined below), (y) any knowledge of the presence of any Hazardous Substances on, under or at any of the Properties or any other property but arising from the Properties, in violation of any applicable Environmental Laws, or (z) received any written notice (A) from a Governmental Entity that the Company or any of the Company Subsidiaries is in violation of, or has failed to obtain any necessary permit or authorization under, any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or in connection with a release or threatened release of Hazardous Substances at the Properties (whether due to past or present operations or other factors or conditions) or any other properties for which the Company or any of the Company Subsidiaries may be responsible, (C) requiring the response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Properties or any other properties or (D) demanding payment by the Company or any of the Company Subsidiaries for response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Properties or any other properties. Except as disclosed in Section 2.14(a) of the Company Disclosure
                       ---------------
Letter, (i) the Company and the Company Subsidiaries have conducted their business in compliance with all Environmental Laws; (ii) neither the Company nor any of the Company Subsidiaries is in violation of or has violated any Environmental Law; (iii) no Environmental Laws require any investigation, work, repairs, construction, remediation, expenditures or response costs of any kind or nature (collectively, "Environmental Obligation") with respect to the Properties or any of the actions, omissions or business endeavors of the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries agreed or committed to any Environmental Obligation; and
(iv) neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any other person, including any previous or other owner, operator, tenant, occupant or user of any real property owned, leased, operated or otherwise occupied by the Company or any of the Company Subsidiaries at any time, has released, discharged or disposed of any Hazardous Substance on, under, in or about any of the Properties (A) in any quantity or concentration exceeding any limitation, standard or prohibition under any Environmental Law or (B) in such a manner or extent as to require or result in any Environmental Obligation with respect to such property under any Environmental Law.

          (b) To the best of the knowledge of the Company and the Company Subsidiaries, no Environmental Law imposes any obligation upon the Company or the Company Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. Except as set forth in Section 2.17 of the
                                                 ------------
Company Disclosure Letter, no Lien has been placed upon any of the Company's or the Company Subsidiaries' Properties under any Environmental Law.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution ,use, treatment, storage, disposal, transport or handling or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, which statutes and regulations shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended,
42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery
                       -- ----
Act, as amended, 42 U.S.C. Section 9601 et seq., the Federal Water and
                                        -- ----

Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., the
                                                          -- ----
Federal Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the
                                                          -- ----
Emergency Planning and Community Right to Know Act, as amended,
42 U.S.C. Section 110101 et seq., the Toxic Substances Control Act, as
                         -- ----
amended, 154 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, as amended 42 U.S.C. Sections 300f-300j, and any and all Nevada state law counterparts, and the regulations issued under each of such federal or state statutes. The term "Hazardous Substance" shall mean any toxic or hazardous materials, wastes or substances, defined as, or included in the definition of, "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law, including asbestos, buried contaminants, regulated chemicals, flammable explosives, radioactive materials, polychlorinated biphenyls, petroleum and petroleum products.

     2.15 Permits and Licenses.  Section 2.15 of the Company
          --------------------   ------------
Disclosure Letter contains a list of all of governmental licenses, franchises, permits, certificates, consents, orders, grants, easements, approvals and other authorizations held by the Company or the Venture or otherwise pertaining to the Project, including, without limitation, those required under Environmental Laws, necessary to own, lease, stake or maintain claims and other property interests, as the case may be, to hold the Properties and to carry on its business as presently conducted. Except as disclosed in Section 2.15 of the
                                             ------------
Company Disclosure Letter and except for the reclamation bond required by the U.S. Bureau of Land Management ("BLM") for the Project, each of the Company and the Company Subsidiaries owns, possesses, has obtained and is in compliance with all such licenses, franchises, permits, certificates, consents, orders, grants, easements, approvals and other authorizations. Except as disclosed in Section 2.15 of the Company
                                        ------------
Disclosure Letter, there are no threatened or pending claims, actions, proceedings or investigations relating to revocation or modification of, or any assessments of any fines or penalties under, any such licenses, franchises, permits, certificates, consents, orders, grants, easements, approvals or authorizations. Except as disclosed in
Section 2.15 of the Company Disclosure Letter, neither the execution
------------
and delivery of this Agreement nor the performance thereof will constitute a violation of, or require any consent pursuant to, any such licenses, franchises, permits, certificates, consents, orders, grants, easements, approvals or authorizations.

     2.16 Contracts; Debt Instruments.
          ---------------------------

          (a) Except as disclosed in the Filed SEC Documents or as listed on Section 2.16(a) of the Company Disclosure Letter, there are
          ---------------
no contracts or agreements to which the Company or any of the Company Subsidiaries is a party that either (i) are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole, or (ii) were entered into by the Company or any of the Company Subsidiaries other than in the ordinary course of business of such entity. Except for the failure to make certain payments required under certain agreements as set forth in Section 2.16(a) of
                                                  ---------------
the Company Disclosure Letter, each agreement, contract, lease, license, commitment or instrument of the Company disclosed in the Filed SEC Documents or Section 2.16(a) of the Company Disclosure
                       ---------------
Letter is in full force and effect and is a legal, valid and binding agreement of the Company or the applicable Company Subsidiary and, to the best knowledge of the Company, of each other party thereto, enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Except as set forth in Section 2.16(a) of the Company Disclosure Letter, neither the
         ---------------
Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (b)  Set forth in Section 2.16(b) of the Company Disclosure
                            ---------------
Letter is (x) a list of all loan or credit agreements, notes, bonds, indentures and other agreements and instruments (whether or not in writing and including, without limitation, cash or other advances made by Royalstar) pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries to any person (or group of related persons) in an aggregate principal amount in excess of $10,000 is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "Indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business),
(F) all capitalized lease obligations of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any Indebtedness of any other person.

          (c)  Except as set forth in Section 2.16(c) of the Company
                                      ---------------
Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to or bound by any material written or oral
(w) employment agreement or employment contract that is not terminable at will by the Company, without any adverse effect (financial or otherwise) on the Company or any Company Subsidiary, (x) covenant not to compete or (y) agreement, contract or other arrangement with
(A) any shareholder of the Company, (B) any Affiliate of the Company or any Affiliate of any shareholder of the Company or (C) any officer, director or employee of the Company (other than employment agreements covered by clause (w) above) or of any shareholder of the Company or of any affiliate of the Company.

          (d)  Except as set forth in Section 2.16(d) of the Company
                                      ---------------
Disclosure Letter, the Company is not a party to or bound by any material written or oral mortgage, pledge, security agreement, deed of trust or other document granting a Lien (including, but not limited to, Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices).

     2.17 Title to Properties.
          -------------------

          (a)  Capitalized terms appearing in this Section 2.17, if
                                                   ------------
not defined in this Agreement, shall have the meanings defined in that Loan Agreement among the Company, Parent, U.S. Gold, TSVLP, and Tonkin Springs Gold Mining Company, dated January 16, 1997 (the "Loan Agreement"). The Company owns an undivided sixty percent (60%) interest in and to the Project pursuant to the provisions of the Purchase and Sale Agreement and the Mining Venture Agreement. The Purchase and Sale Agreement and the Mining Venture Agreement are in full force and effect; provided, however, that the parties acknowledge
                       --------
that the Company is in technical default under the Purchase and Sale Agreement and the Mining Venture Agreement as to the performance of certain of Company's obligations as the Manager under the Mining Venture Agreement.

          (b)(i) The Company owns an undivided sixty percent (60%) interest, and, to the best of Company's knowledge, TSVLP owns an undivided forty percent (40%) interest in and to all of the unpatented lode mining claims comprising a portion of the Project and which are described in Section 2.17 of the Company Disclosure Letter,
             ------------
which title is, subject to Liens held by TSVLP, and the Royalties described in Section 2.18, superior and paramount to any adverse claim
             ------------
or right of title which may be asserted subject only to the paramount title of the United States as to any unpatented mining claims and the rights of third parties to such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955.

                (ii) The Company and TSVLP are tenants in common and hold an undivided one hundred percent (100%) leasehold interest in and to each of the Mining Leases, including, without limitation, those on which mining reserves are indicated. Each of the Mining Leases is in full force and effect, and the lessee has performed all of its obligations thereunder, and neither party is in default thereunder.
To the best of Company's knowledge, the title of the lessor under each of the Mining Leases to the unpatented lode mining claims covered thereby is, subject to Liens held by TSVLP or Parent, and the Royalties described in Section 2.18, superior and paramount to any
                       ------------
adverse claim or right of title which may be asserted subject only to the paramount title of the United States as to any unpatented mining claims and the rights of third parties to such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955.

          (c) With respect to the unpatented lode mining claims listed in Section 2.17 of the Company Disclosure Letter; (1) the
          ------------
Company is in exclusive possession thereof, free and clear of all liens, claims, encumbrances or other burdens on production (other than Permitted Liens, the Lien held by TSVLP pursuant to the TSVLP Security Agreement, Liens held by Parent, and the Royalties described in
Section 2.18); (2) the claims were located, staked, filed and recorded
------------
on available public domain land in compliance with all applicable state and federal laws and regulations; (3) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely performed on or for the benefit of the claims and affidavits evidencing such work were timely recorded; (4) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 1997, have been timely and properly paid, and affidavits or other notices evidencing such payments and required under federal or state laws or regulations have been timely and properly filed or recorded; (5) all filings with the BLM with respect to the claims which are required under the Federal Land Policy and Management Act of 1976 ("FLPMA") have been timely and properly made, and (6) there are no actions or administrative or other proceedings pending or to the best of the Company's knowledge threatened against or affecting the claims. With respect to the unpatented lode mining claims listed in Section 2.17 of
                                                       ------------
the Company Disclosure Letter: (1) the Company is in exclusive possession thereof, free and clear of all liens, claims, encumbrances or other burdens of production (except as set forth in the Mining Leases); (2) to the best of Company's knowledge, the claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations;
(3) to the best of Company's knowledge, assessment work, intended in good faith to satisfy the requirement of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely performed on or for the benefit of the claims and affidavits evidencing such work were timely recorded; (4) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 1997, have been timely and properly paid, and affidavits or other notices evidencing such payment and required under federal or state laws or regulations have been timely and properly filed and recorded; (5) all filings with the BLM with respect to the claims which are required under FLPMA have been timely and properly made; and
(6) there are no actions or administrative or other proceedings pending or to the best of the Company's knowledge threatened against or affecting the claims. Nothing herein shall be deemed a representation that any unpatented claim listed in Section 2.17 of the
                                                   ------------
Company Disclosure Letter contains a discovery of valuable minerals. In addition, with respect to each of the unpatented mining claims listed in Section 2.17 of the Company Disclosure Letter, the Company
          ------------
represents that it has been remonumented as necessary, and that evidence of such remonumentation has been timely and properly recorded, all in compliance with the provisions of Nevada Revised Statutes Section 517.030.

          (d) The Company has good and marketable title to the equipment, machinery, property and fixtures comprising a portion of the Project, as described in Section 2.17 of the Company Disclosure
                             ------------
Letter.  The Lands that are described in Section 2.17 of the Company
                                         ------------
Disclosure Letter, and the equipment, machinery, property and fixtures described in Section 2.17 of the Company Disclosure Letter constitute
             ------------
all of the properties and assets, tangible or intangible, real or personal, which are used in the conduct of the business of the Company, as such business is presently being conducted and as pertains to the Project. Except as set forth in Section 2.17 of the Company
                                        ------------
Disclosure Letter, all such properties and assets are owned free and clear of all

clouds to title and of all Liens, except Permitted Liens and Liens created under the TSVLP Security Agreement or the Loan Agreement. All equipment, machinery, property and fixtures owned by the Company and described in Section 2.17 of the Company Disclosure Letter is in
             ------------
various states of repair for normal operation and the Company knows of no major defects therein, except for potential climatic deterioration since June 1990. Any and all equipment, machinery, property and fixtures onsite at the Project are owned by the Venture, unless specifically excluded in Section 2.17 of the Company Disclosure
                         ------------
Letter.

          (e) None of the employees, officers or directors of the Company or any Company Subsidiary owns any interest in real property, or any mineral interest or estate therein, within one aerial mile of the exterior boundaries of the Lands or the Project.

          (f) The Company holds legal and equitable title to or otherwise has water and water rights sufficient to provide water supplies adequate for the conduct of operations at the Project as are currently being conducted and as may be conducted in the future in accordance with the Tonkin Springs Project Joint Venture's 1996 Plan of Operations, No. N64-96-009P, as may be amended up to the date of this Agreement (the "Plan of Operations").

          (g) The Company owns easements, rights-of-way or otherwise holds legal rights of access to the Properties and Project sufficient for the conduct of operations at the Project as are currently being conducted and as may be conducted in the future in accordance with the Plan of Operations.

     2.18 Leases and Royalties.  Capitalized terms appearing in this
          --------------------
Section 2.18, if not defined in this Agreement, shall have the
------------
meanings defined in the Loan Agreement.  The Lands described in
Section 2.17 of the Company Disclosure Letter are not subject to any
------------
leases or other agreements other than the Mining Venture Agreement and the Mining Leases. The Lands described in Section 2.17 of the Company
                                           ------------
Disclosure Letter are not subject to any Royalties burdening such Lands except as set forth in the Mining Leases and other agreements listed in Section 2.18 of the Company Disclosure Letter. For purposes
          ------------
hereof, "Royalties" shall mean all amounts payable as a share of the product or profit from the Lands or any mineral products produced therefrom and includes without limitation, production payments, net profits interests, net smelter return royalties, landowner's royalties, minimum royalties, overriding royalties and royalty bonuses.

     2.19 Partnerships and Joint Ventures.  The Mining Venture
          -------------------------------
Agreement, as defined in Section 2.1, is in full force and effect and
                         -----------
is valid, binding and enforceable by the Company in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors rights and general equity principles), and has not been amended or modified without the prior written consent of Parent. Except as set forth in
Section 2.19 of the Company Disclosure Letter, the Company is not in
------------
default under any of the provisions of the Mining Venture Agreement, all contributions of the Company under the Mining Venture Agreement have been made and, except as provided therein, the Company has the full and unrestricted rights of a joint venturer, free of any encumbrances, except those created by the Mining Venture Agreement. All organizational, governance, management and financial


records, minutes and books pertaining to the Venture, the Project and any other activities conducted pursuant to the Mining Venture Agreement are true and complete and fairly and accurately present the material covered thereby. No information provided by the Company as manager of the Venture, to U.S. Gold (or its direct or indirect subsidiaries or affiliates) and used by U.S. Gold in its reports and filings with the SEC pursuant to the '34 Act, or included in its Annual Reports to Shareholders or any other public document or statement has contained any untrue statement of a material fact or omitted to state a material fact necessary to make such information, in light of the circumstances under which it was conveyed, not materially misleading.

     2.20 Ore Reserve Information.  The proven and probable ore
          -----------------------
reserve information of the Company as of December 31, 1996, is set forth in Section 2.20 of the Company Disclosure Letter and was
         ------------
prepared in accordance with generally accepted definitions, methodology and criteria applicable in the gold mining industry.

     2.21 Intellectual Property.  The Company and the Company
          ---------------------
Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, and other proprietary intellectual property rights and computer programs, software and data (collectively, "Intellectual Property") which are used in or necessary to the conduct of the business of the Company and the Company Subsidiaries, as set forth in Section 2.21 of the Company Disclosure Letter. This
         ------------
Agreement and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights or cause a breach, termination or default (with or without any action on behalf of any person) under any agreement or understanding with respect to any Intellectual Property. All Intellectual Property listed in
Section 2.21 of the Company Disclosure Letter is free and clear of the
------------
claims of others and of all liens, security interests and encumbrances whatsoever. The conduct of the business of the Company and the Company Subsidiaries as presently conducted does not, and in the conduct of such business as proposed to be conducted in accordance with the Plan of Operations will not, violate, conflict with or infringe the Intellectual Property of any other person. There are no infringement or other claims notified to or pending or, to the best of the knowledge of the Company and the Company Subsidiaries, threatened against the Company or any of the Company Subsidiaries.

     2.22 Labor Matters.  Except as set forth in Section 2.22 of the
          -------------                          ------------
Company Disclosure Letter, there are no collective bargaining or other labor union agreements to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound. Neither the Company nor any of the Company Subsidiaries has been subject to any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     2.23 Insurance.  Section 2.23 of the Company Disclosure Letter
          ---------   ------------
sets forth a complete and accurate list and description, including annual premiums and deductibles, of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the business of the Company and the Company Subsidiaries. All such policies are valid, outstanding and enforceable policies and provide


insurance coverage for the properties, assets and operations of the Company and the Company Subsidiaries, of the kinds, in the amounts and against the risks (i) required to comply with laws and (ii) as management of the Company deems to be adequate. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     2.24 Noncompetition.  Except as set forth in Section 2.24 of the
          --------------                          ------------
Company Disclosure Letter, the Company and the Company Subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent (by reason of any agreement to which the Surviving Corporation is a party) will be, subject to any noncompetition or similar restriction on their respective businesses or activities or those of their Affiliates.

     2.25 California Law Inapplicable.  Section 2115 of the California
          ---------------------------
General Corporation Law is not and shall not be applicable to the Company, the Company Common Stock, the Merger, this Agreement or to the transactions contemplated hereby.

     2.26 Taxes.
          -----

          (a) For purposes of this Agreement, (A) "Tax" or "Taxes" means all Federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind, including all payroll, employment and other withholding taxes, and including any interest, penalties and additions imposed with respect to such amounts;
(B) "Code" shall mean the Internal Revenue Code of 1986, as amended;
(C) "Taxing Authority" shall mean any governmental or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority; and (D) "Return" or "Returns" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any Taxing Authority.

          (b) (A) the Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or affiliated group of which the Company or any of the Company Subsidiaries is or has ever been a member (an "Affiliated Group"), has timely filed with the appropriate Taxing Authority all Returns required to be filed on or prior to the date hereof and each such Return was complete and correct in all material respects at the time of filing and (B) all Taxes including Taxes for which no Returns are required to be filed (i) of the Company, and each of the Company Subsidiaries and any Affiliated Group, (ii) for which the Company or any of the Company Subsidiaries is or could otherwise be held liable, or (iii) which are or could otherwise become chargeable as an encumbrance upon any property or assets of the Company or any of its the Company Subsidiaries (the Taxes referred to in this Section being "Covered Taxes"), have been duly and timely paid.

          (c) The Company has delivered or made available to the Parent and Merger Sub (A) complete and correct copies of all Returns filed by the Company, each of the Company Subsidiaries, and each Affiliated Group for taxable periods ending after December 31,

1992 and for all other taxable periods for which the applicable statute of limitations has not yet run and (B) complete and correct copies of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements, and any similar documents submitted by, received by or agreed to by or on behalf of the Company, any of the Company Subsidiaries or any Affiliated Group and relating to Covered Taxes.

          (d)  Except as set forth in Section 2.26 of the Company
                                      ------------
Disclosure Letter, no liens for Taxes exist with respect to any of the assets or properties of any of the Company Subsidiaries or the Company. Except as set forth in Section 2.26 of the Company
                                 ------------
Disclosure Letter, the Federal income Tax Returns of the Company, each of the Company Subsidiaries and each Affiliated Group have been examined by the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the taxable year ended on December 31, 1995. All other Returns with respect to income, profits, corporate franchise, receipts, sales, use, excise, property, net worth, and capital Taxes, and with respect to all other material Taxes, have been examined by the appropriate Taxing Authority, or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the taxable period listed with respect to each such jurisdiction in Section 2.26
                                                        ------------
of the Company Disclosure Letter. Each deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid and no material issues were raised in writing (or otherwise to the actual knowledge of the Company) by the relevant Taxing Authority during any such audit or examination that will apply to taxable periods other than the taxable period to which such audit or examination related. Except as set forth in Section 2.26 of the
                                                ------------
Company Disclosure Letter, (A) no Returns with respect to Federal income Taxes or other income Taxes of the Company of any of the Company Subsidiaries are currently under audit or examination by the Internal Revenue Service or any other Taxing Authority, (B) no audit or examination relating to Covered Taxes is currently being conducted by the Internal Revenue Service or any other Taxing Authority and
(C) neither the Internal Revenue Service nor any other Taxing Authority has given notice (either orally or in writing) that it will commence any such audit or examination.

          (e)  Except as set forth in Section 2.26 of the Company
                                      ------------
Disclosure Letter, (A) no person has made with respect to the Company or any of the Company Subsidiaries, or with respect to any property held by the Company or any of the Company Subsidiaries, any consent under Section 341 of the Code, (B) no property of the Company or any of the Company Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (C) neither the Company nor any of the Company Subsidiaries is a party to any lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982, (D) none of the assets of the Company or any of the Company Subsidiaries is subject to a lease under
Section 7701(h) of the Code or under any predecessor, (E) none of the Company or any of the Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code, and
(F) none of the Company, any of the

Company Subsidiaries or any other Affiliate of the Company has made any election under Section 13261(g)(2) or Section 13261(g)(3) of the Revenue Reconciliation Act of 1993.

          (f)  Except as set forth in Section 2.26 of the Company
                                      ------------
Disclosure Letter, there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes and no power of attorney with respect to any Covered Taxes has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

          (g)  Section 2.26 of the Company Disclosure Letter lists
               ------------
each affiliated, consolidated, combined, unitary or aggregate group for purposes of filing Returns or paying Taxes of which the Company or any of the Company Subsidiaries is or has been a member, the jurisdiction in which such affiliated, consolidated, combined, unitary or aggregate group has or has been required to file a Return that includes the Company, any of the Company Subsidiaries, or the income, assets or activities of the Company or any of the Company Subsidiaries, and the corporation and/or other person that is or was responsible for filing such Returns.

          (h)  Except as set forth in Section 2.26 of the Company
                                      ------------
Disclosure Letter, none of the Company, any of the Company Subsidiaries or any Affiliated Group is a party to or is bound by any agreement, arrangement or practice with respect to Taxes. The Company has delivered to the Parent and Merger Sub complete and accurate copies of any such written agreement, arrangement or practice, and complete and accurate descriptions of any such oral agreement, arrangement or practice.

          (i) None of the Company or any of the Company Subsidiaries will be required to include in a taxable period on or after the Effective Date taxable income (1) attributable to income that economically accrued in a taxable period ending on or before the Effective Date, including, without limitation, as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or the cash method of accounting, or (2) by reason of Section 481 of the Code or comparable provisions of state, local or foreign law.

          (j)  Section 2.26 of the Company Disclosure Letter sets
               ------------
forth as of December 31, 1995, with respect to the Company and the Company Subsidiaries (1) the tax basis of the Company and the Company Subsidiaries in their assets; and (2) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution, including a description of any material limitations affecting the use thereof (including but not limited to limitations under Sections 382 and 383 of the Code) and a description of the methodology used in computing such limitations.

          (k)  Section 2.26 of the Company Disclosure Letter lists
               ------------
each state, county, local, municipal or foreign jurisdiction in which the Company or any of the Company Subsidiaries files, has ever filed, is required to file or has been required to file a Return or is or has been liable for Tax on a "nexus" basis. No claim has ever been made by any other jurisdiction that the Company or any of the Company Subsidiaries is or may be subject to tax by that jurisdiction.

     2.27 ERISA.
          -----

          (a)  Section 2.27 of the Company Disclosure Letter contains
               ------------
a list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and the Company Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (each, together with the Company, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of the Company Subsidiaries (all the foregoing being herein called "Benefit Plans"). The Company has delivered to Merger Sub and the Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Benefit Plan. To the knowledge of Company, each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects.

          (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, the Company Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed and, to the knowledge of Company, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (c) None of the Benefit Plans or any plan under which the Company or any Commonly Controlled Entity has or could have any liability (i) constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA; (ii) is subject to Title IV of ERISA,
Section 302 of

ERISA or Section 412 of the Code; or (iii) has given, or could give, rise to a liability under Title IV of ERISA.

          (d) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Effective Date that are not yet, but will be, required to be made, will be properly accrued and reflected in the Company's financial statements.

          (e) Each Benefit Plan that is a Pension Plan (hereinafter a "Company Pension Plan") that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Company Pension Plan; and such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. The Company has delivered to Merger Sub and the Parent a copy of the most recent determination letter received with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. The Company has also provided Merger Sub and the Parent with a list of all Company Pension Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Company Pension Plan to tax under Section 511 of the Code.

          (f)  Section 2.27 of the Company Disclosure Letter discloses
               ------------
whether: (1) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; (2) any prohibited transaction has occurred that could subject the Company, any of the Company Subsidiaries, any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA; and (3) the Company, any of the Company Subsidiaries or any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Company, any such Subsidiary or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

          (g) No Commonly Controlled Entity has acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (1) of ERISA, (y) Chapter 43 of the Code.

          (h)  The list of Welfare Plans in Section 2.27 of the
                                            ------------
Company Disclosure Letter discloses whether each Welfare Plan is
(i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to the Company at any time after the Effective Date. The Company and the Company Subsidiaries comply with the applicable requirements of
Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

          (i)  Except disclosed in Section 2.27 of the Company
                                   ------------
Disclosure Letter, no employee, officer or director of the Company or any of the Company Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          (j) No compensation payable by the Company or any of the Company Subsidiaries to any of their employees, officers or directors under any existing contract, Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the Code.

          (k) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code). Section 2.27
                                                          ------------
of the Company Disclosure Letter sets forth (i) the maximum amount that could be paid to each executive officer of Company as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

     2.28 True Statements.  The statements contained in this
          ---------------
Agreement, in the Company Disclosure Letter hereto and in any other written documents executed and delivered by or on behalf of the Company or any of the Company Subsidiaries pursuant to the terms of this Agreement are true and correct in all material respects. The statements contained in the Company Disclosure Letter and such other documents will be deemed to constitute representations and warranties of Company under this Agreement to the same extent as if set forth herein. None of the foregoing representations and warranties contains any untrue statement of a material fact or omits to state any material fact required to be stated in order to make such representation true and correct in all material respects.

                               ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES
                         PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     3.1  Organization.  Each of Parent and Merger Sub is a
          ------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has the corporate power to own its property and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not individually or in the aggregate have a material adverse effect on the financial condition, business, operations or assets of Parent and Merger Sub and the direct and indirect subsidiaries of Parent (the "Parent Subsidiaries") considered as a single enterprise (a "Parent Material Adverse Effect").

     3.2  Authority Relative to this Agreement; Noncontravention.
          ------------------------------------------------------

          (a) Each of Parent and Merger Sub has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated herein have been duly authorized by the respective boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or any of the Parent Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (b)  Except as set forth in Section 3.2(b) of that certain
                                      --------------
letter of even date herewith from the Parent to Company ("the Parent Disclosure Letter"), neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated herein nor compliance by Parent or Merger Sub with any of the provisions hereof will
(i) conflict with or result in any breach of the certificate or articles of incorporation or by-laws of Parent or Merger Sub,
(ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of the Parent Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound, or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, violate any judgment, ruling, order, writ,
--------------
injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which would not prevent the consummation of the transactions contemplated hereby.

          (c) Except for compliance with the provisions of Colorado Law, the HSR Act and any applicable Canadian or other foreign antitrust and competition laws and regulations, the '33 Act and the '34 Act, the "takeover" or "blue sky" laws of various states and foreign laws and the filing of a notice pursuant to Section 721 of the Exon-Florio Amendment, no action by any governmental authority is necessary for Parent's or Merger Sub's execution and delivery of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby except where the failure to obtain or take such action would not prevent the consummation of the transactions contemplated hereby.

          (d)  Except for any action contemplated by subsections (a)
                                                     ---------------
and (c) above, and except for any consents, approvals and authorizations set forth in Section 3.2(d) of the Parent Disclosure
                            --------------
Letter, no consents, approvals or authorizations with respect to Parent or Merger Sub are required for or in connection with the consummation by Parent or Merger Sub of the transactions contemplated on their part hereby, other than consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, prevent the consummation of the transactions contemplated hereby.

     3.3  Litigation.  Except as disclosed in Section 3.3 of the
          ----------                          -----------
Parent Disclosure Letter, there is no suit, action or legal, administrative, arbitration or order, proceeding or governmental investigation pending or, to the knowledge of Parent, threatened, to which Parent or Merger Sub is a party which, considered individually or in the aggregate, is reasonably likely to prevent the consummation of the transactions contemplated hereby or which would be material to the transactions contemplated hereby.

     3.4  Reporting Issuer.  Parent is a reporting issuer under the
          ----------------
provisions of the Securities Act (Quebec) and the Securities Act (Ontario) and is not in default of any of the requirements of either of the said Acts relating to continuous disclosure. Since January 1, 1994, Parent has filed with the applicable Canadian and provincial securities law authorities all forms, reports, schedules, definitive proxy statements and other documents (the "Parent Reports") required to be filed by Parent and has made copies of such documents available to the Company. As of their respective dates, the Parent Reports complied in all material respects with the applicable requirements of the Canadian and provincial laws, rules and regulations applicable to such Parent Reports, and, as of their respective dates, none of the Parent Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent Report has been revised or superseded by a later Parent Report filed and publicly available prior to the date of this Agreement (a "Filed Parent Document"), none of the Parent Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent Reports comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent Documents or in
Section 3.4 of the Parent Disclosure Letter, neither Parent nor any of
-----------
its subsidiaries has any material liabilities, debts or obligations (whether accrued, absolute, contingent or otherwise) required to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

     3.5  Disclosure in Registration Statement and Proxy Statement.
          --------------------------------------------------------
None of the information which has been or will be supplied in writing by Parent to the Company specifically for inclusion or incorporation by reference in the Registration Statement and Proxy Statement will, at the time such Proxy Statement is mailed to the stockholders of the Company or at the time such Registration Statement is filed with the SEC, respectively, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. None of the information which has been or will be supplied in writing by Parent and Merger Sub specifically for inclusion in the Registration Statement and Proxy Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made, in light of the circumstance under which they are made, not misleading.

     3.6  Parent and Merger Sub Due Diligence.  Each of the Parent and
          -----------------------------------
Merger Sub have undertaken certain due diligence of the Company, the Project, and the Venture, as determined necessary and appropriate prior to execution of this Agreement and the Effective Date of the Merger. In the event that prior to the Effective Date Parent or Merger Sub have actual knowledge of a material breach by the Company of any representation in this Agreement and Parent and Merger Sub consummate the Merger, Parent and Merger Sub shall be deemed to have waived their rights to assert any claim against the Company for the Company's breach of such representation.

     3.7  True Statements.  The statements contained in this
          ---------------
Agreement, in the Parent Disclosure Letter and in any other written documents executed and delivered by or on behalf of Parent or Merger Sub pursuant to the terms of this Agreement are true and correct in all material respects. The statements contained in the Parent Disclosure Letter and such other documents will be deemed to constitute representations and warranties of Parent and Merger Sub under this

Agreement to the same extent as if set forth herein. None of the foregoing representations and warranties contains any untrue statement of a material fact or omits to state any material fact required to be stated in order to make such representation true and correct in all material respects.


                               ARTICLE 4

                CONDUCT OF BUSINESS PENDING THE MERGER

     4.1  Conduct of Business by the Company Pending the Merger.  The
          -----------------------------------------------------
Company covenants and agrees that, prior to the Effective Time, unless Parent and Merger Sub shall otherwise agree in advance in writing, subject to Parent's material compliance with Section 4.2:

          (a) The businesses of the Company and each of the Company Subsidiaries shall be conducted in the ordinary and usual course of business and consistent with past practices, and the Company and each of the Company Subsidiaries shall maintain and preserve intact their respective business organizations, use their best efforts to keep available the services of their respective officers and employees, and maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with it;

          (b)  Without limiting the generality of the foregoing
Section 4.1(a), from and after the date hereof the Company shall not
--------------
directly or indirectly, and shall not permit any of the Company
Subsidiaries to, do any of the following, unless Parent and Merger Sub shall otherwise agree in advance in writing:

                 (i) sell, lease, transfer, dispose of, or mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its properties or assets, or enter into any material commitment or transaction out of the ordinary course of business consistent with past practice, provided that in no event shall all actions or matters permitted under Section 4.1(b) together involve an amount greater than an aggregate of $15,000, without the consent of Parent;

                (ii) amend or propose to amend its Articles of Incorporation or By-laws or, in the case of the Company Subsidiaries, their respective constituent documents or reincorporate in any jurisdiction;

               (iii) split, combine or reclassify any outstanding shares of, or interests in, its capital stock;

                (iv) declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

                 (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of capital stock of the Company or any of the

Company Subsidiaries or any options, warrants or rights to acquire capital stock of the Company or any of the Company Subsidiaries;

                (vi) issue, sell, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge or disposition or encumbrance by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

               (vii) enter into any contracts, commitments or transactions pertaining to its business out of the ordinary course of business consistent with past practice, provided that in no event shall all actions or matters permitted under Section 4.1(b) together involve an amount greater than an aggregate of $15,000, without the consent of Parent;

              (viii) incur any indebtedness, obligations or liability or make any payment in respect thereof, including the making of any royalty or option payment out of the ordinary course of business consistent with past practice, provided that in no event shall all actions or matters permitted under Section 4.1(b) together involve an amount greater than an aggregate of $15,000, without the consent of Parent;

                (ix)     acquire or agree to acquire additional
assets;

                 (x) sell, agree to sell or otherwise dispose of any of its assets;

                (xi) make any payments of any type to any officer, director or shareholder of the Company or any person not dealing at arms' length with any of the foregoing;

               (xii) modify the terms of any existing indebtedness for borrowed money or incur any indebtedness for borrowed money or issue any debt securities;

              (xiii) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or make any loans or advances or capital contributions to, or investments in, any other person, except to the Company or any of the Company Subsidiaries;

               (xiv) authorize, recommend or propose any material change in its capitalization, or any release or relinquishment of any material contract right or effect or permit any of the foregoing;

                (xv) adopt or establish any new employee benefit plan or amend in any material respect any employee benefit plan or increase the compensation or fringe benefits of any employee or pay any material benefit not consistent with any existing employee benefit plan;

               (xvi) make, grant, pay or commit to pay any bonus or any wage increase, salary increase or other compensation increase, whether in the form of cash, options, stock, or otherwise, to any officer, director or employee of the Company or any Company
Subsidiary;

              (xvii) enter into or amend in any material respect any employment, consulting, severance or indemnification agreement entered into or made by the Company or any of the Company Subsidiaries with any of their respective directors, officers or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries;

             (xviii)     fail to timely pay and discharge or dispute
all federal and state taxes and other accounts payable for which it is liable;

               (xix) make any tax election or settle or compromise any liability for taxes;

                (xx) make or commit to make capital expenditures acquisitions of other businesses, capital assets, properties, or intellectual property;

               (xxi) make any material changes in its reporting for taxes or accounting procedures other than as required by GAAP or applicable law;

              (xxii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred after the date of such financial statements, settle any litigation or other legal proceedings (notwithstanding the foregoing) or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of the Company Subsidiaries is a party out of the ordinary course of business consistent with past practice, provided that in no event shall all actions or matters permitted under
Section 4.1(b) together involve an amount greater than an aggregate of $15,000, without the consent of Parent;

             (xxiii)     write off any accounts or notes receivable;

              (xxiv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, subject to Section 5.9;
                                                          -----------

               (xxv) adopt any stockholder rights or similar plan or take any other action with the intention of, or which may have the effect of, discriminating against Parent as a stockholder of the Company (or any successor);

              (xxvi) take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue or (iii) any of the conditions to the Merger set forth in
Article 6 not being satisfied;
---------

             (xxvii)     take any other action or enter into any other
transaction or agreement, other than in the ordinary course of business; or

            (xxviii)     enter into, modify or authorize any contract,
agreement, commitment or arrangement to do any of the foregoing.

          (c) The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, material adverse effect on the Merger or a Company Material Adverse Effect.

          (d) For purposes of this Section 4.1, payment by Parent of any expenditure requested by Company in writing pursuant to the terms of the Loan Agreement shall be considered written consent to the proposed expenditures as required by this Section 4.1, unless Parent notifies the Company in writing of a lack of such consent.

     4.2  Funding for the Tonkin Springs Project.  Subject to the
          --------------------------------------
terms and conditions of the Loan Agreement, Parent agrees to make advances to the Company under the Loan Agreement, from time to time, as requested in writing by the Company and agreed to by Parent in its sole discretion (so long as Parent, subject to its rights to approve or disapprove specific requests for advances and to elect not to make any further advances hereunder, agrees to make such advances as are necessary to enable the Company to achieve the objectives set forth in clauses (a), (b) and (c) below), all such amounts to be disbursed and utilized strictly in accordance with the Loan Agreement, to enable the Company to (a) take such actions as are reasonably necessary to maintain, preserve and protect the assets and properties of the Project, (b) service the Amended and Restated Secured Promissory Note, as amended, executed by the Company on or about June 21, 1995, and payable to TSVLP, in the original principal amount of $3,800,000 (which the parties agree shall not be subject to the Parent's discretion), and (c) pay other necessary and proper obligations and commitments of the Company. The parties hereby acknowledge and agree that in addition to responding affirmatively or negatively to specific written requests for advances of funds as set forth above, Parent, by written notice to the Company at any time, may elect to terminate its obligations to make any further advances to the Company pursuant to the Loan Agreement. In that event, Parent shall have no obligation or liability to the Company, any other party hereto, or any third party for the foreseeable or unforeseeable consequences of an election by Parent not to make any further advances, and the Company shall have the right to terminate this Agreement under Section 7.1(e).
                --------------


                               ARTICLE 5

                         ADDITIONAL AGREEMENTS

     5.1  Registration Statement; Proxy Statement.
          ---------------------------------------

          (a) As soon as possible, the Company and Parent shall prepare and file with the SEC a Registration Statement on Form S-4 or such other form as may be permitted (the "Registration Statement") and the related prospectus and proxy statement (the "Proxy Statement") relating to the Merger as required by the '33 Act, '34 Act, the rules and regulations promulgated under such Acts, and Colorado law. The Company and Parent shall use their best efforts to file the Registration Statement and Proxy Statement with the SEC by March 21, 1997 and with applicable Blue Sky authorities thereafter. The Company shall obtain and furnish to Parent as soon as possible and in any event within five business days of execution of this Agreement all information relating to the Company required to be included in the Proxy Statement or Registration Statement, provided that audited financial statements for the Company's fiscal year ended December 31, 1996 shall be furnished in accordance with Section 5.12, and shall
                                           ------------
promptly obtain and furnish to Parent and the SEC any other information requested by the SEC. The Company and Parent shall respond promptly to any comments made by the SEC with respect to the Registration Statement and Proxy Statement. The Company shall cause the final Proxy Statement along with notice of a special stockholder meeting to be mailed to the Company's stockholders within two (2) days of the effectiveness of the Registration Statement, and shall, subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel and receipt of a satisfactory fairness opinion, use its best efforts to obtain the necessary approvals of the Merger by its stockholders. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects, unless otherwise required by law.

          (b) The Company, acting through its Board of Directors and with the consent of Parent, shall duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders, such meeting to be held on or about the date which is 30 calendar days after mailing of the notice of meeting or such earlier date which may be permitted by law, for the purpose of adopting this Agreement and approving the transactions contemplated hereby.

          (c)  Subject to Section 5.9(b) and receipt of a satisfactory
                          --------------
fairness opinion, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

     5.2  Other Filings. As soon as practicable after the date hereof,
          -------------
the Company and Parent shall promptly and properly prepare and file any other schedules, statements, reports, or other documents required to be filed by it under the `34 Act (if any), the `33 Act or any other federal or state securities laws relating to the Merger and the transactions contemplated herein (the "Other Filings"). Each party shall notify the others promptly of the receipt by such party of any comments or requests for additional information from any governmental official with respect to any Other Filing made by such party and will supply the others with copies of all correspondence between such party and its representatives, on the one hand, and the appropriate government official, on the other hand, with respect to the Other Filings made by such party. Each of the Company and Parent shall, after consultation with the other, respond promptly to any comments made by any governmental official with respect to any Other Filing and any preliminary version thereof made by such party.

     5.3  Options.  Prior to the Effective Time, the Company Board of
          -------
Directors (or, if appropriate, the committee administering the plans pursuant to which the options under the Option Plan were granted) shall adopt appropriate resolutions and take such other actions, in each case subject to Parent's prior approval, after receiving written notice from the Company thereof, as may be necessary to cancel all outstanding options under the Option Plan as contemplated in
Section 1.9 and shall use its reasonable best efforts to obtain any
-----------
necessary consents from the holders of such options. Parent may, in its sole discretion, grant options to purchase Parent Common Stock to holders of options to purchase Company Common Stock.

     5.4  Consents and Approvals.
          ----------------------

          (a) The Company, Parent and Merger Sub shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents,
(iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies (including, but not limited to, any filing with the Federal Trade Commission or the U.S. Department of Justice under the HSR Act or any other applicable antitrust law or regulation) and (iv) use all reasonable efforts to obtain all necessary permits, consents, approvals, waivers and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), necessary or advisable to consummate the transactions contemplated by this Agreement without the occurrence of any of the conditions or actions referred to as being sought in Section 6.2(k) or required by
                                       --------------
the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Merger Sub, Parent or any of their respective subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of
--------  -------
trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase materially the amount payable thereunder or to be otherwise materially more burdensome to the Company and the Company Subsidiaries considered as one enterprise in order to obtain any permit, consent, approval or authorization without first obtaining the written approval of Parent. Each of the Company and Parent shall have the right to review and consult with the other regarding all characterizations of the information relating to the transactions contemplated by this Agreement that appear in any filing (including, without limitation, the Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies.

     5.5  Public Statements.  Parent and Merger Sub, on the one hand,
          -----------------
and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any U.S. or Canadian securities exchange. The parties agree that the initial press releases to be issued with respect to the transactions contemplated by this Agreement shall be issued simultaneously and that the Company shall deliver its proposed press release to Parent at least 48 hours prior to the time of issuance and shall use its best efforts to accommodate comments of Parent, subject to the Company's disclosure obligations under applicable law.

     5.6  Reasonable Best Efforts.  Subject to the terms and
          -----------------------
conditions herein provided, each of the Company, Parent and Merger Sub agrees to use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement without (unless Parent shall otherwise agree) the occurrence of any of the conditions or actions referred to as being sought in Section 6.2(k)
                                                     --------------
(none of which Parent or Merger Sub shall be required to agree to), including but not limited to (i) obtaining all consents, approvals and authorizations and the making of all necessary filings and registrations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement,
(ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and/or the Surviving Corporation shall cause the proper officers and directors of the Company, Parent and Merger Sub hereto to take all such action. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (A) use their respective best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this

Agreement, use their respective best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors shall not be prohibited from taking any action permitted by
Section 5.9(b).  In the event any litigation is commenced by any
--------------
person involving the Company, Parent or Merger Sub and relating to the transactions contemplated by this Agreement, including any other proposal for a Takeover Proposal (as defined in Section 5.9), the
                                                -----------
Company, Parent or Merger Sub shall have the right, at its own expense, to participate therein.

     5.7  Notification of Certain Matters.  Each of the Company,
          -------------------------------
Parent and Merger Sub agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement that are qualified as to materiality to be untrue or inaccurate in any material respect or, to the extent qualified as to materiality, to be untrue or inaccurate in any respect, in each case at any time from the date hereof through the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that
                                               --------  -------
the delivery of any notice pursuant to this Section 5.7 shall not
                                            -----------
limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.8  Access to Information; Confidentiality.
          --------------------------------------

          (a) The Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub complete access at all reasonable times from the date hereof through the Effective Date to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Parent and Merger Sub all financial, operating and other data and information as Parent and Merger Sub through their officers, employees or agents, may reasonably request. Parent and Merger Sub shall have the right to make such due diligence investigations as Parent and Merger Sub shall deem necessary or reasonable.

          (b) Parent shall, and shall cause Parent's subsidiaries and the officers, directors, employees and agents of Parent and Parent's subsidiaries to, afford the officers, employees and agents of the Company complete access, at all reasonable times from the date hereof through the date of filing of the preliminary proxy statement regarding the Merger, to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish the Company all financial operating and other data and information as the Company through its officers, employees or agents, may reasonably request.

          (c) No investigation by any party hereto shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     5.9  No Solicitation.
          ---------------

          (a) The Company has agreed that, in light of the consideration given by its Board of Directors prior to the execution of this Agreement to various alternatives to the transactions contemplated by this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided,
                                                          --------
however, that to the extent required by the fiduciary obligations of
-------
the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the written advice of outside counsel, the Company may, in response to an unsolicited request, take such actions permitted by Section 5.9(b)
                                                    --------------
subject to all restrictions therein. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of the Company Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of the Company Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.9(a) by the Company.
                                       --------------
For purposes of this Agreement, the term "Takeover Proposal" means any bona fide proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) for a merger or other business combination involving the Company or any of the Company Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest (including any option to acquire an equity or voting interest and any convertible debt or other interest which may be converted into such an equity or voting interest) in, any voting securities of, or a substantial asset of the Company or any of the Company Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof and based on the written advice of qualified outside counsel, may furnish information regarding the Company, pursuant to a customary confidentiality agreement (reasonable acceptable to Parent), to any person presenting a Superior Proposal or may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger) a Superior Proposal; provided, however, that this sentence shall not (x) permit the Company
--------  -------
to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to such Superior Proposal or (z) affect any other obligation of the Company under this Agreement, unless this Agreement is terminated pursuant to Section 7.1(d) simultaneously with
                                    --------------
such action under clause

(x), (y), or (z) and the Company simultaneously pays to Parent the Termination Fee under Section 7.3(b). Upon approval or recommendation
                      --------------
of a Superior Proposal by the Board of Directors of the Company, Parent may, in its sole discretion, immediately discontinue any or all funding to the Company under the Loan Agreement and the Company shall waive all rights and recourse relating to such discontinuance. For purposes of this Agreement, the term "Superior Proposal" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise, or a sale of stock on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger by a material amount) and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members (based on the written advice of the Company's independent financial advisor), is reasonably capable of being financed and completed in a timely manner by such third party.

          (c) The Company shall immediately advise Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal and the identity of the person making any such Takeover Proposals or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry and will promptly furnish Parent with a copy of any written advice of counsel or written opinion of any financial advisor referred to above.

     5.10 Stockholder Litigation.  The Company shall give Parent the
          ----------------------
opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement; provided,
                                                           --------
however, that no such settlement shall be agreed to without Parent's
-------
consent.

     5.11 Company Expenses.  Company shall not spend more than
          ----------------
$100,000 in fees and costs associated with investment bankers, attorneys, accountants and other financial or professional advisors in connection with the Merger and related transactions, provided that if necessary the Company may incur up to a total of $150,000 in such fees and costs with the consent of Parent, which consent shall not be unreasonably withheld.

     5.12 Financial Statements.  The Company shall deliver to Parent
          --------------------
and Merger Sub copies of all financial statements of Company and the Company Subsidiaries (all of which shall be in accordance with GAAP) that have been or may be filed by Company from September 30, 1996, through the Effective Date with the SEC or any other Governmental Entity. By March 15, 1997, or as soon thereafter as possible, the Company shall deliver to Parent and Merger Sub all financial statements required to be filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Company shall furnish Parent and Merger Sub copies of balance sheets and statements of income of Company and the Company Subsidiaries for each month from and including the month of this Agreement through the Effective Date, within 20 days of the end of each such month.

     5.13 Fairness Opinion.  By March 15, 1997, or as soon thereafter
          ----------------
as possible, the Board of Directors shall obtain from an investment banker or other financial advisor selected by the Company (and acceptable to Parent which acceptance shall not be unreasonably withheld) a written fairness opinion (which opinion shall be acceptable in form and factual basis to Parent) to the effect that the consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair to the holders of Company Common Stock from a financial point of view (a copy of which opinion will be promptly furnished to Parent). The Company also shall obtain an updated written fairness opinion, dated as of the Effective Date, which opinion shall be promptly furnished to Parent and shall be acceptable in form and factual basis to Parent.


                               ARTICLE 6

                              CONDITIONS

     6.1  Conditions to the Obligation of the Company.  The obligation
          -------------------------------------------
of the Company to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions, unless such conditions are waived in writing by the Company:

          (a) this Agreement, the Merger and the consummation of the transactions contemplated in this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company required by Colorado Law;

          (b) each of Parent and Merger Sub shall have performed each obligation and agreement and complied with each covenant to be performed or complied with by it hereunder at or prior to the Effective Time except for such failures to comply which would not materially adversely affect the consummation of the transactions contemplated hereby, and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer of the Parent to such effect;

          (c) the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects when made and at the Effective Time with the same force and effect as though made at such time, except for such inaccuracies which would not materially adversely affect the consummation of the transactions contemplated hereby, and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer of the Parent to such effect;

          (d) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the acquisition of Company Common Stock pursuant to the Merger or the holding directly or indirectly by Parent of the shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger;

          (e) Parent's registration statement covering the offer, sale and delivery of the Merger Consideration shall have been declared effective by the SEC and no stop order relating thereto shall be in effect;

          (f) the Merger Consideration shall have been approved upon issuance for listing on The Montreal Exchange and The Toronto Stock Exchange;

          (g) Parent shall have received funds in an amount no less than $4,000,000 available to provide short-term working capital for the Company and to conduct further exploration for the Project, provided that this condition shall not require Parent to obtain more than $10,000,000;

          (h) Parent shall have acquired from Royalstar 4,419,110 shares of Company Common Stock and repaid the loans from Royalstar to the Company or made adequate provision therefore, prior to or substantially contemporaneous with the Merger;

          (i) Between the date of this Agreement and the Effective Date, Parent shall have provided the funding for the Project and other purposes as specified in and subject to the terms and conditions of
Section 4.2; and
-----------

          (j) Parent and Merger Sub shall have delivered to the Company the favorable opinion of counsel to Parent and Merger Sub, dated the Effective Date, in form and substance reasonably satisfactory to counsel to the Company, to the following effect:
(i) the organization, existence, and good standing of the Parent and Merger Sub is as stated in this Agreement; (ii) Parent and Merger Sub have full power and authority to execute and deliver this Agreement and Parent and Merger Sub have full power and authority to perform this Agreement; (iii) this Agreement has been duly authorized by all requisite action of Parent and Merger Sub, and constitutes a valid and legally binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and to general equitable principles; (iv) the execution and performance by Parent and Merger Sub of this Agreement will not violate the articles of incorporation or by-laws of Parent or Merger Sub and will not violate, result in a breach of or constitute a default under, any lease, mortgage, agreement, instrument, judgment, order or decree known to such counsel to which Parent or Merger Sub is a party or to which they or any of their properties may be subject; and (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body not previously obtained is required for the consummation of the Agreement.

     6.2  Conditions to the Obligations of Parent and Merger Sub.  The
          ------------------------------------------------------
obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions unless waived in writing by Parent and Merger
Sub:

          (a) this Agreement, the Merger and the consummation of the transactions contemplated in this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company required by Colorado Law;

          (b) the Company shall have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except for such failures to comply which would not constitute a Company Material Adverse Effect and which would not otherwise materially adversely affect the consummation of the transactions contemplated hereby, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

          (c) the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Date, as though made on and as of the Effective Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect with respect to the Company's representations and warranties;

          (d) the Company shall have taken all actions, if any, that are necessary to assure that upon consummation of the Merger all of the options, warrants, and other agreements to acquire any shares of Company Common Stock (excluding agreements with Parent) outstanding immediately prior to the Merger (and not exercised prior to the Merger) shall, effective upon the Merger, have been cancelled and shall have provided evidence thereof to Parent satisfactory to it;

          (e) the Company shall have delivered to Parent and Merger Sub all necessary consents, waivers, authorizations and approvals, such that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration, termination, modification or cancellation of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan, agreement, note or other similar obligation or liability to which the Company or any of the Company Subsidiaries is a party or is bound or to which any of their respective assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company or any of the Company Subsidiaries,
(iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or any of the Company Subsidiaries or by which any of their respective properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company or any of the Company Subsidiaries pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan, agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their assets is bound or affected, unless the failure to obtain such consents, waivers, authorizations and approvals would not (x) prevent the consummation of the transactions contemplated hereby, or (y) be reasonably likely to have a Company Material Adverse Effect;

          (f) the Company shall have delivered to each of Parent and Merger Sub a certificate of the Secretary of the Company dated the Effective Date, certifying as to (i) a copy (to be attached to such certificate) of the Articles of Incorporation of the Company, together with all amendments thereto, and a copy of the By-laws of the Company and further certifying that no action has been taken to amend, modify or repeal such documents, the same being in full force and effect in such form on the Effective Date, (ii) a copy (to be attached to such certificate) of the resolutions of the board of directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and further certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iii) the incumbency and signature of the officers of the Company executing this Agreement on behalf of the Company and any certificate, agreement or other documents to be delivered by the Company pursuant hereto, together with evidence of the incumbency of such Secretary;

          (g) the Company shall have delivered to each of Parent and Merger Sub the favorable opinion of counsel to the Company, dated the Effective Date, in form and substance reasonably satisfactory to counsel to Parent and Merger Sub, to the following effect: (i) the organization, existence, and good standing of the Company and the Company Subsidiaries are as stated in this Agreement; (ii) the Company has full power and authority to execute and deliver this Agreement and the Company has full power and authority to perform this Agreement;
(iii) this Agreement has been duly authorized by all requisite action of the Board of Directors and shareholders of the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and to general equitable principles; (iv) the execution and performance by the Company of this Agreement will not violate the Articles of Incorporation or By-laws of the Company and will not violate, result in a breach of or constitute a default under, any lease, mortgage, agreement, instrument, judgment, order or decree known to such counsel to which the Company or any Company Subsidiary are parties or to which they or any of their properties may be subject; (v) the Articles of Merger have been duly executed by the Company and, upon filing, will be sufficient to lawfully effect the Merger; (vi) the Mining Venture Agreement is in full force and effect and is valid, binding and enforceable by the Company, except as disclosed in Section 2.16(a) of the Company
                                ---------------
Disclosure Letter; (vii) the Company owns and has good title to the Project, the Properties and all of the assets and properties of the Company referenced in Section 2.17 of this Agreement, except as set
                      ------------
forth in Section 2.17 of the Company Disclosure Letter; and (viii) to
         ------------
the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body not previously obtained is required for the consummation of the Agreement.

          (h) since the date of this Agreement, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, operations, prospects or assets of the Company and the Company Subsidiaries considered as one enterprise;

          (i) Parent shall have completed, and in its sole discretion be satisfied with the results of, its due diligence investigation of the Company;

          (j) except for the filing of the Articles of Merger with the Secretary of State of the State of Colorado, all waivers, consents, approvals and actions or non-actions of any governmental authority, commission, board or other regulatory body required to consummate the transactions contemplated by this Agreement shall have been obtained and shall not have been reversed, stayed, enjoined, set aside, annulled or suspended;

          (k) there shall not be threatened or pending any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or the Company Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (l) the Company's Board of Directors shall have approved the Globex Loan Agreement, and the Company shall not be in default under that agreement;

          (m) all funds which the Company borrows are used for the purpose required by any loan agreement or related documentation associated with such borrowing;

          (n) U.S. Gold shall have duly executed the Stock Option Agreement, and all related agreements and documents and such agreements are in full force and effect and U.S. Gold shall not be in default thereof;

          (o) Royalstar shall have duly executed a Stock Purchase Agreement providing for the purchase by Parent of 4,419,110 shares of Company Common Stock at $0.80 per share, all related agreements and documents and such agreements are in full force and effect, Royalstar shall not be in default thereof, and Parent shall have acquired such shares prior to or substantially contemporaneous with the Merger;

          (p) The Company shall have caused any of its employees, officers, directors or any Company Subsidiary which owns any interest in any real property, or any mineral interest or estate therein, within one aerial mile of the Lands or the Project, to convey such interest, without any additional compensation to such person, to the Company by a document of transfer satisfactory to Parent and its counsel;

          (q) the Company and TSVLP shall have executed and delivered a document, satisfactory to Parent, amending the terms and provisions of the Mining Venture Agreement; and

          (r) Parent shall have successfully raised financing of no less than $10,000,000.


                               ARTICLE 7

                   TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated at any time
          -----------
prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated herein by the respective boards of directors or stockholders of the parties hereto:

          (a) by mutual written consent of Parent, Merger Sub and the Company;

          (b) by any of Parent, Merger Sub or the Company if the Effective Time shall not have occurred on or before August 30, 1997; provided, however, that the right to terminate this Agreement under
--------  -------
this Section 7.1(b) shall not be available to any party whose material
     --------------
breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided, further, that such time period shall be
                  --------  -------
tolled for up to 12 months for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or any meeting of stockholders of the Company necessary to authorize the Merger and, if such time period is tolled for up to 12 months, any payments due to Parent from the Company under the Loan Agreement shall similarly be tolled during such period with interest continuing to accrue during such period.

          (c) by any of Parent, Merger Sub or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling each of the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by Parent or the Company if (i) to the extent permitted by Section 5.9(b), the Board of Directors of the Company approves or
   --------------
recommends a Superior Proposal and (ii) the Company has issued to Parent the shares of Company Common Stock constituting the Termination Fee, all within 10 days of approving or recommending a Superior Proposal and in accordance with Section 7.3; or
                                -----------

          (e) by the Company, if Parent has, by written notice to the Company, elected to terminate its obligations to make any further advances to the Company pursuant to the Loan Agreement.

     7.2  Effect of Termination.  Upon the termination of this
          ---------------------
Agreement pursuant to Section 7.1, this Agreement shall forthwith
                      -----------
become null and void except as set forth in Sections 2.8, 5.9(b), 7.2
                                            ------------  ------  ---
and 7.3 and Article 8, which shall survive such termination, without
    ---     ---------
any liability or obligation on the part of Parent, Merger Sub or the Company (other than pursuant to the foregoing specified Sections) except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     7.3  Fees and Expenses.
          -----------------

          (a) Except as provided below, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)  The Company shall issue to Parent upon demand
(x) 250,000 fully paid, non-assessable shares of Company Common Stock, and (y) an additional 40,000 shares of Company Common Stock per month or fraction thereof between the date of this Agreement and any event occurring under subsections (i), (ii) or (iii) of this Section 7.3(b),
                                                       --------------
with all of such shares referenced in (x) and (y) being registered shares which are freely tradable or unregistered shares subject to a registration rights agreement in the form attached hereto as
Exhibit 7.3 (collectively such shares are referred to as the "Termination Fee") (in each case, plus interest on the fair market value of such shares from the date due until issued at a rate of 10% per annum), if:

                 (i)     this Agreement is terminated pursuant to
Section 7.1(d); or
--------------

                (ii) the Agreement is terminated or the Merger is not consummated by August 30, 1997 and either (A) the Company shall have breached or failed to comply with any of its obligations in this Agreement (which breach or failure shall not have been cured within ten business days following the Company's receipt of written notice thereof from Parent), or any representation or warranty of the Company contained in this Agreement shall have been inaccurate when made in any respect and which breach, failure or inaccuracy, in any such case, individually or in the aggregate, results, or may reasonably be expected to result, in any Company Material Adverse Effect, or (B) such termination of this Agreement or failure to consummate the Merger by August 30, 1997 is for any reason, other than as a result primarily of (x) a material breach of this Agreement by Parent or Merger Sub or (y) Parent's failure to satisfy materially the conditions in Section 6.1 (which breach or failure shall not have been
              -----------
cured within ten business days following Parent's receipt of written notice thereof from the Company), provided that such breach under
(x) or failure to satisfy under (y) shall not have been caused in whole or in part, directly or indirectly, by any act or omission or breach of this Agreement by Company.

          (c) Upon the commencement, public proposal or public disclosure of a Takeover Proposal, the Company shall, within 10 business days thereafter, deposit into an escrow account (the "Escrow Account") at an escrow agent chosen by Parent (and reasonably satisfactory to the Company), pursuant to an escrow agreement, the form and terms of which shall be provided by Parent and shall be reasonably satisfactory to the Company, the Termination Fee. All shares on deposit in the Escrow Account which are issuable to Parent pursuant to Section 7.3(b) shall be released to Parent immediately
            --------------
following the satisfaction of the conditions specified in
Section 7.3(b).
--------------

     7.4  Amendment.  This Agreement may be amended by the parties
          ---------
hereto, at any time before or after approval of this Agreement and the transactions contemplated herein by the respective boards of directors or stockholders of the parties hereto; provided, however, that after
                                       --------  -------
any such approval by the stockholders, no amendment shall be made that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5  Waiver.  Any failure of any of the parties to comply with
          ------
any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

                               ARTICLE 8

                          GENERAL PROVISIONS

     8.1  Notices.  All notices and other communications hereunder
          -------
shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram or telecopier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)  if to Parent or Merger Sub:

               Globex Mining Enterprises Inc.
               146 - 14th Street
               Rouyn-Noranda, Quebec
               J9X 2J3 CANADA
               Attn:  Jack Stoch, President
               Fax:  819-797-1470
               Phone:  819-797-5242

               with copies to:

               Heenan Blaikie
               1250 Rene-Levesque Blvd. West
               Suite 2500
               Montreal, Quebec
               H3B 4Y1 CANADA
               Attn:  Neal Wiener, Esq.
               Fax:  514-846-3427
               Phone:  514-846-2208

               Davis, Graham & Stubbs LLP
               370 17th Street, Suite 4700
               Denver, CO 80202  USA
               Attn:  Paul Hilton, Esq.
               Fax:  303-893-1379
               Phone:  303-892-9400

          (b)  if to the Company:

               Gold Capital Corporation
               5525 Erindale Drive, Suite 201
               Colorado Springs, CO  80918  USA
               Attn:  Bill M. Conrad, President
               Fax:  719-260-8516
               Phone:  719-260-8509

               with a copy to:

               Overton, Babiarz & Sykes PC
               7720 E. Belleview Ave. #200
               Englewood, CO  80111
               Attn:  David J. Babiarz, Esq.
               Fax:  303-779-6006
               Phone:  303-779-5900

Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

     8.2  Representations and Warranties.  The representations and
          ------------------------------
warranties contained in this Agreement shall survive the Merger.

     8.3  Closing.  The closing of the transactions contemplated by
          -------
this Agreement shall take place at the offices of Davis, Graham & Stubbs LLP, or such other place as the parties may agree, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article 6.

     8.4  Time of Essence.  With regard to all dates, time periods,
          ---------------
transactions, acts, or conditions set forth or referred to in this Agreement, time is of the essence.

     8.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
          -------------
CONSTRUCTED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO
REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     8.6  Counterparts; Facsimile Transmission of Signatures.  This
          --------------------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such

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
counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

     8.7  Assignment.  This Agreement and all of the provisions hereto
          ----------
shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void; provided,
                                                         --------
however, that Merger Sub may, without such consent and at any time
-------
prior to the Effective Time, transfer all of Merger Sub's rights, interests or obligations herein to Parent or any affiliate of Parent; provided, further, that no assignment of any rights, interests or
--------  -------
obligations set forth herein shall release the assigning party from its obligations hereunder.

     8.8  Severability.  If any provision of this Agreement shall be
          ------------
held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic or legal effect of which comes as close to that of the invalid, illegal or unenforceable provisions.

     8.9  Entire Agreement.  This Agreement contains all of the terms
          ----------------
of the understandings of the parties hereto with respect to the Merger.

     8.10 Definitions.  For purposes of this Agreement:
          -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "knowledge," or any variation thereof, of any party hereto as used in this Agreement shall mean as to the facts or circumstances represented: (i) actual knowledge of any of the executive officers or directors of such party or its subsidiaries or affiliates or (ii) knowledge that any such person should have obtained in conducting a reasonable inquiry as to the relevant business, operations, properties, documents, agreements and records considering such person's particular position and responsibilities with such party or its subsidiaries or affiliates;

          (c) "Governmental Entity" shall mean any court, administrative agency or commission or other federal, state, provincial or local governmental authority or instrumentality, domestic or foreign; and

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     8.11 Interpretation.  When a reference is made in this Agreement
          --------------
to a Section or Annex such reference shall be to a Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.12 Enforcement.  The parties agree that irreparable damage
          -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Colorado or in Colorado state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Colorado or any Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Colorado or a Colorado state court.

     8.13 Waiver of Jury Trial.  The parties hereto each hereby
          --------------------
irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof.

         [The remainder of this page is intentionally blank.]

              AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.

                              GLOBEX MINING ENTERPRISES INC.


                              By: JACK STOCH
                                  ---------------------------------
                                  Jack Stoch
                                  President


                              GME MERGER CORPORATION


                              By: JACK STOCH
                                  ---------------------------------
                                  Jack Stoch
                                  President


                              GOLD CAPITAL CORPORATION


                              By: BILL M. CONRAD
                                  ----------------------------------
                                  Bill M. Conrad
                                  President

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